UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       May 17, 2018

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On May 17, 2018, Scott Colosi, President and Chief Financial Officer of Texas Roadhouse, Inc. (“Company”), resigned from his position as interim Chief Financial Officer, effective immediately. Mr. Colosi will continue to serve as a President of the Company following his resignation as interim Chief Financial Officer. Mr. Colosi’s resignation as interim Chief Financial Officer is not the result of any disagreement with the Company and is not related to the Company’s operational performance or financial condition. In connection with Mr. Colosi’s resignation as interim Chief Financial Officer, the Company entered into a First Amendment to the Employment Agreement between Texas Roadhouse Management Corp. and Mr. Colosi.

On May 17, 2018, Tonya Robinson was appointed as Chief Financial Officer and Principal Accounting Officer of the Company, assuming the responsibilities of principal financial officer. Ms. Robinson, age 49, has served as the Company’s Vice President of Finance and Investor Relations since 2016, and has been employed by the Company since 1998. The Company has not entered into any material compensatory plan, contract or arrangement with Ms. Robinson in connection with her appointment as Chief Financial Officer and Principal Accounting Officer of the Company.

There are no arrangements or understandings between Ms. Robinson and any other persons pursuant to which she was selected as Chief Financial Officer or as Principal Accounting Officer. There are also no family relationships between Ms. Robinson and any director or executive officer of the Company.  Ms. Robinson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07.       Submission of Matters to a Vote of Security Holders

On May 17, 2018, the Company held its Annual Meeting of Shareholders. The matters voted on by shareholders and the voting results are as follows:

A. Election of directors. The nominees for the Company’s Board of Directors were elected as follows:

Name	For	Withheld	Abstain	Broker Non- Votes
W. Kent Taylor	57,184,991	870,809	—	9,332,708
James R. Zarley	56,016,363	2,039,437	—	9,332,708

B. Ratification of the audit committee’s selection of KPMG LLP as the Company’s independent auditors for the fiscal year 2018. The selection of KPMG LLP was ratified as follows:

For	Against	Abstain	Broker Non- Votes
66,536,151	692,786	159,571	—

C. Advisory Vote on Executive Compensation. The compensation of the named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non- Votes
44,512,039	13,260,424	283,337	9,332,708

 Item 7.01.      Regulation FD Disclosure.

On May 18, 2018, the Company issued a press release announcing Ms. Robinson’s appointment and Mr. Colosi’s resignation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events

On May 18, 2018, the Company announced its second quarter 2018 cash dividend. The public announcement was made by means of a news release, the text of which is set forth at Exhibit 99.1 hereto.

Item 9.01.       Financial Statements and Exhibits.

(d)        Exhibits

10.1	First Amendment to Employment Agreement between Texas Roadhouse Management Corp. and Scott M. Colosi dated May 17, 2018.

99.1	Press Release dated May 18, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between Texas Roadhouse Management Corp. and Scott M. Colosi dated May 17, 2018.

99.1	Press Release dated May 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 18, 2018	/s/ Scott M. Colosi
Scott M. Colosi
President